SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2006

PRIMEDIA Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code: (212)-745-0100

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 9, 2006, PRIMEDIA entered into an agreement to sell substantially all of the assets of its Crafts Group to Enthusiast Media LLC, an entity controlled by affiliates of Sandler Capital Management, in an all-cash transaction valued at $132 million, subject to audit adjustments. This divestiture is subject to customary regulatory approvals and is expected to be completed in the third quarter of 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	June 12, 2006	By:	/s/ Christopher A. Fraser
Christopher A. Fraser
Senior Vice President, General Counsel
and Secretary

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